Exhibit 99.2

Supplemental Financial Data First Quarter 2018

This presentation contains statements that constitute "forward-looking statements," as such term is defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and such statements are intended to be covered by the safe harbor provided by the same. These statements are based on management's current expectations and beliefs and are subject to a number of trends and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements; Sutherland Asset Management Corporation (the "Company") can give no assurance that its expectations will be attained. Factors that could cause actual results to differ materially from the Company's expectations include those set forth in the Risk Factors section of the most recent Annual Report on Form 10-K filed with the SEC and other reports filed by the Company with the SEC, copies of which are available on the SEC's website, www.sec.gov. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law. This presentation includes certain non-GAAP financial measures, including Core Earnings. These non-GAAP financial measures should be considered only as supplemental to, and not as superior to, financial measures in accordance with GAAP. Please refer to Appendix A for the most recent GAAP information. This presentation also contains market statistics and industry data which are subject to uncertainty and are not necessarily reflective of market conditions. These have been derived from third party sources and have not been independently verified by the Company or its affiliates. All material presented is compiled from sources believed to be reliable and current, but accuracy cannot be guaranteed. All data is as of March 31, 2018, unless otherwise noted. 1 DISCLAIMER

   Net income of $18.5 million(1), or $0.56 per common share Core earnings of $15.5 million(1), or $0.47 per common share Declared dividend of $0.37 per share Q1 Return on Equity(2) of 13.1% Q1 Core Return on Equity(3) of 11.0% Q1 Dividend Yield(4) of 9.8%        SBC loan originations of $211.6 million SBA loan originations of $48.3 million Residential mortgage loan originations of $439.0 million Acquired $142.2 million of SBC loans  Completed the securitization of $165.0 million SBC loans and sold $148.5 million of senior bonds at a weighted average pass-through rate of 3.8% Adjusted net book value(6) of $16.88 per common share as of March 31, 2018 Loans increased by 4.4% to $2.2 billion(7)   Income to Core Earnings Q1 Dividend yield for the period based on the 3/31/2018 closing share price of $15.15 Represents fully committed amounts Excludes the equity component of our 2017 convertible note issuance (4) (5) (6) (7) Represents carrying value of loans (8) Represents unpaid principal balance of loans  Servicing portfolio increased by 5.1% to $7.9 billion(8) (1)Inclusive of non-controlling interest (2)Return on Equity is an annualized percentage equal to quarterly net income over the average monthly total stockholders’ equity for the period (3)Core Return on Equity is an annualized percentage equal to core earnings over the average monthly total stockholders’ equity for the period. Refer to slide 20 for a reconciliation of GAAP Net2 BALANCE SHEET LOAN ORIGINATIONS(5) / ACQUISITIONS RETURNS EARNINGS / DIVIDENDS FIRST QUARTER 2018 HIGHLIGHTS

RETURN ON EQUITY

Segment	Levered Yield [1]	Core Levered Yield [1]	Equity Allocation
Loan Acquisitions	56.1 %	56.1 %	13.9 %
SBC Originations	20.1 %	20.1 %	40.6 %
SBA Originations, Acquisitions, & Servicing	30.4 %	30.4 %	26.0 %
Residential Mortgage Banking [3]	32.4 %	18.2 %	19.5 %

	GAAP ROE [2]		Core ROE [2]	
	Q1'18	Q4'17[4]	Q1'18	Q4'17[4]
Segment return	30.2 %	18.5 %	27.4 %	18.5 %
Corporate finance and non-earning assets, net	(6.4)	(2.0)	(5.7)	(2.0)
Gross return on equity	23.8 %	16.5 %	21.7 %	16.5 %
Realized & unrealized gains, net	3.7	4.3	3.7	4.3
Other income and expenses, net	(10.9)	(10.0)	(10.9)	(10.0)
Investment advisory fees	(1.7)	(1.5)	(1.7)	(1.5)
Provision for income taxes	(1.8)	(0.2)	(1.8)	(0.4)
Return on equity	13.1 %	9.1 %	11.0 %	8.9 %

SUTHERLAND Asset Management

(1) Levered yields include interest income, accretion of discount, MSR creation, income from our unconsolidated joint venture, realized gains (losses) on loans held for sale, unrealized gains (losses) on loans held for sale and servicing income net of interest expense and amortization of deferred financing costs on an annualized basis.
(2) GAAP ROE is based on GAAP Net Income, while Core ROE is based on Core Earnings, which adjusts GAAP Net Income for the items in slide 20.
(3) ROE based on net income before tax of the Residential Mortgage Banking business line divided by the business line's equity.
(4) Prior period updated to conform with current period presentation.

3

120 100 $87.2 80 $75.4 60 40 20 0 Q1'17 Q2'17 SBA Q3'17 Freddie Mac Q4'17 Q1'18 Conventional Transitional Fully committed ($ in millions) (1) (1) Origination volumes are based on fully committed amounts4 Highlights • Total SBC loan originations of $211.6 million for the quarter • SBA loan originations increased by $10.0 million, or 26%, for the quarter • Strong Q2 2018 origination pipeline $111.4$110.6 $105.2 $91.0 $78.0 $69.7 $39.5 $47.4 $46.7 $38.3 $48.3 $39.3 $38.9 $26.0 $28.5 $23.0 $29.7 SBC ORIGINATION VOLUME BY PRODUCT TYPE $126.9

Q1 2018 Quarterly SBC Investment Allocation

- Total funded investments of $392.7 million added during the quarter.
  - Acquired $142.2 million of SBC loans, comprised of primarily performing loans.
  - Funded $250.5 million[1] of SBC and SBA loan originations.

	Loans Acquisitions[2]	Originations[2]					
		Held for Investment			Held for Sale		Total
		SBC	Transitional	SBA[7]	SBA[7]	Freddie Mac	
Gross investments[2]	$142.2	$23.1	$68.0	$12.2	$36.6	$110.6	$250.5
Number of loans	179	7	18	66	66	45	136
Average balance[3]	$0.8	$3.3	$3.8	$0.2	$0.5	$2.5	$1.2
Gross Yield[4]	6.7%	5.8%	6.7%	6.5%	6.5%	4.3%	5.5%
Weighted average duration[3]	6 years	10 years	3 years	19 years	19 years	14 years	11 years
FX / ARM	81% / 19%	100% / 0%	0% / 100%	0% / 100%	0% / 100%	56% / 44%	29% / 71%
Avg. Advance Rate[5]	77%	60%	63%	55%	55%	100%	76%
Debt Cost[6]	3M Libor + 273	3M Libor + 254	3M Libor + 277	3M Libor + 350	3M Libor + 350	1M Libor + 175	1M / 3M Libor + 285

Sutherland Asset Management

(1) Represents actual disbursements during the quarter.
(2) $ in millions
(3) Based on fully funded loan amount
(4) Gross yield equals contractual interest rates and accretion of discount based on the Company's estimates of loan performance, where applicable
(5) Weighted average advance rate of all assets of this loan type currently financed on the Company's facilities
(6) Weighted average debt cost of all assets of this loan type currently financed on the Company's facilities
(7) SBA loan counts include the guaranteed and unguaranteed loan portion.

5

CURRENT QUARTER HIGHLIGHTS GROSS LEVERED YIELD ► Originations of $211.6 million(1), 60% of loans held-for-investment are floating rate 22.5% 20.5% 18.5% 16.5% 14.5% 12.5% 10.5% 8.5% 6.5% 4.5% 2.5% ► Gains on sales of Freddie Mac loans of $2.1 million (2) ► Origination pipeline of $477.9 million ► $223.0 million of Freddie Mac loans ► $163.1 million of transitional loans ► $91.8 million of conventional SBC loans Q1 '17 Q2 '17 Q3 '17 (5) Q4 '17 Q1 '18 (6) (3) $ in millions, as of quarter end. (5) (6) Includes interest income, accretion of discount, and servicing income net of interest expense and amortization of deferred financing costs. Includes realized and unrealized gains (losses) on loans held for sale and MSR creation. Gross Levered Yield (ex. Gains)Gains on Loans, held for sale (1) Represents fully committed amounts. (2) As of April 30, 2018, including April 2018 fundings.6 (4) Represents fixed rate loans that have been securitized. 4.2% 3.3% 4.5% 15.9% 13.8% 1.5% 1.7% 11.2% 11.2% 11.4% Portfolio Me trics (B alance Shee t) Q1 2017 Q2 2017 Q3 2017 Q4 2017 Q1 2018 Number of loans 297 326 368 365 357 (3) Unpaid Principal Balance $785 $971 $1,068 $1,094 $1,120 (3) Carrying Value $801 $989 $1,088 $1,108 $1,132 Weighted Average LTV 62% 63% 60% 61% 61% Weighted Average Coupon 6.1% 6.2% 6.3% 6.2% 6.4% Weighted Average Maturity 5 y ears 5 y ears 5 y ears 5 y ears 5 y ears (3) Weighted Average Principal Balance $2.6 $3.0 $2.9 $3.0 $3.1 Percentage of loans fixed / floating 73% / 27% 62% / 38% 64% / 36% 58% / 42% 56% / 44% (4) Percentage of fixed, match funded 76.8% 70.5% 60.2% 60.4% 82.2% Percentage of loans 30+ days delinquent 1.2% 0.9% 0.2% 1.4% 1.3% SBC ORIGINATIONS - SEGMENT SNAPSHOT

SBA Originations, Acquisitions & Servicing – Segment snapshot

Portfolio Metrics (Balance Sheet)	Q1 2017	Q2 2017	Q3 2017	Q4 2017	Q1 2018
Number of loans	2,398	2,280	2,194	2,106	2,062
Unpaid Principal Balance (3)	$ 588	$ 549	$ 530	$ 508	$ 502
Carrying Value (3)	$ 521	$ 486	$ 471	$ 455	$ 452
Weighted Average LTV	80%	78%	78%	78%	78%
Weighted Average Coupon	5.4%	5.7%	5.9%	5.9%	6.2%
Weighted Average Maturity	14 years	14 years	14 years	14 years	14 years
Weighted Average Principal Balance (3)	$ 0.2	$ 0.2	$ 0.2	$ 0.2	$ 0.2
Percentage of loans fixed / floating	1% / 99%	1% / 99%	1% / 99%	1% / 99%	1% / 99%
Percentage of loans 30+ days delinquent	7.8%	5.9%	5.7%	6.9%	6.0%

Current Quarter Highlights

- **$33.6 million of SBA secondary market loans sales, with an average sale premium of 11.6%**
- **Originations of $48.3 million(1)**
- **Origination pipeline in excess of $120 million SBA loans(2) and an acquisition pipeline of $16.0 million in SBA loans**

Gross Levered Yield


32.5%
27.5%
22.5%
17.5%
12.5%
7.5%
2.5%
3.2%
25.6%
5.9%
21.9%
8.8%
21.7%
6.4%
17.0%
10.6%
19.8%
Q1 '17
Q2 '17
Q3 '17
Q4 '17
Q1 '18
Gross Levered Yield (ex. Gains)(4)
Gains on Loans, held for sale(5)

Sutherland Asset Management

(1) Represents fully committed amounts.
(2) As of April 30, 2018, including April 2018 fundings.
(3) $ in millions, as of quarter end.
(4) Includes interest income, accretion of discount, and servicing income net of interest expense and amortization of deferred financing costs.
(5) Includes realized and unrealized gains (losses) on loans held for sale and MSR creation.

7

Loan Acquisitions – Segment Snapshot

Portfolio Metrics[1] (Balance Sheet)	Q1 2017	Q2 2017	Q3 2017	Q4 2017	Q1 2018
Number of loans	885	882	766	858	976
Unpaid Principal Balance [2]	$ 467	$ 411	$ 378	$ 417	$ 525
Carrying Value [2]	$ 408	$ 368	$ 335	$ 376	$ 488
Weighted Average LTV	55%	53%	52%	49%	50%
Weighted Average Coupon	6.0%	6.1%	6.3%	6.3%	6.5%
Weighted Average Maturity	10 years	11 years	9 years	10 years	8 years
Weighted Average Principal Balance [2]	$ 0.5	$ 0.5	$ 0.5	$ 0.5	$ 0.5
Percentage of loans fixed / floating	46% / 54%	47% / 53%	46% / 54%	49% / 51%	58% / 42%
Percentage of fixed, match funded [3]	14.9%	14.3%	55.1%	43.7%	27.0%
Percentage of loans performing / non-performing	94% / 6%	95% / 5%	93% / 7%	96% / 4%	97% / 3%

Current Quarter Highlights

- **At this stage of the credit cycle, ample inventory of opportunistic performing SBC loans**
- **Acquired $142.2 million of SBC loans**
- **Acquisition pipeline of $259.6 million SBC loans[4]**

Gross Levered Yield



65.0%
55.0%
45.0%
35.0%
25.0%
15.0%
5.0%
14.3%
15.0%
14.5%
19.0%
8.0%
19.2%
36.9%
Q1 '17
Q2 '17
Q3 '17
Q4 '17
Q1 '18
Gross Levered Yield (ex. Gains)
Income on joint venture investment

Sutherland Asset Management

(1) Excludes joint venture investment.
(2) $ in millions, as of quarter end.
(3) Represents fixed rate loans that have been securitized.
(4) As of April 30, 2018, including April 2018 acquisitions.

8

CURRENT QUARTER HIGHLIGHTS MSR SERVICING PORTFOLIO (UPB IN $BILLIONS) $7.0 $6.8 $6.6 $6.4 $6.2 $6.0 $5.8 $5.6 $5.4 $5.2 ► MSR portfolio of approximately $6.8 billion in UPB, up 4% compared to Q4 ► Fair market value of $81.6 million, up 13% compared to Q4 ► Originations of $438.9 million(2), down 4% compared to Q4 ► Loan sales of $475.5 million, up 11% compared to Q4 ► Origination pipeline of $224.1 million in commitments originate residential agency loans(2) to Q1' 17 Q2' 17 Q3' 17 Q4' 17 Q1'18 (2) Represents fully committed amounts Originations (1) $ in millions. Represents activity during the quarter.9 Fair Q1' 17 Q2' 17 Q3' 17 Q4' 17 Q1' 18 Value ($ mm) $ 64.6 $ 66.8 $ 68.8 $ 72.3 $ 81.6 $6.8 $6.6 $6.3 $6.1 $5.8 Portfolio Me trics (quarte rly activity) Q1 2017 Q2 2017 Q3 2017 Q4 2017 Q1 2018 Unpaid principal balance (1) $ 461.0 $560.0 $490.9 $458.7 $438.9 % of Originations Purchas ed 74.4% 80.1% 78.8% 71.9% 72.8% % of Originations Refinanced 25.6% 19.9% 21.2% 28.1% 27.2% Channel - % Corres pondent 43.2% 40.1% 37.7% 38.6% 41.0% Channel - % Retail 33.4% 35.9% 37.6% 41.1% 39.3% Channel - % Wholes ale 23.4% 24.0% 24.7% 20.3% 19.7% Unpaid principal balance (1) $ 481.7 $547.0 $503.9 $429.1 $475.5 les % of UPB - Fannie/ Freddie s ecuritizations 62.0% 62.7% 62.0% 60.6% 68.8% Sa % of UPB - Ginnie Mae s ecuritizations 25.5% 27.3% 26.4% 28.8% 20.4% % of UPB - Other inves tors 12.5% 10.0% 11.6% 10.6% 10.8% RESIDENTIAL MORTGAGE BANKING – SEGMENT SNAPSHOT

Los s (1) Represents remaining collateral in the securitization10 Recent transactions: ► In March, priced a $165.0 million securitization of fixed-rate SBC loans, at 6 basis points tighter than AAA-rated large balance CMBS. ► $148.5 million of bonds issued, collateralized by $165.0 million of originated fixed-rate SBC loans. S ecuritization Date Original Collateral Balance Pool - Factor(1) Delinquency 30+ Delinquency 60+ Delinquency 90+ Cumulative Fixed Rat e $727,75 4 RCMT 2014 -1 Sept ember 2014 181,92 2 0.37 0.0% 0.0% 0.0% 0.0% RCMT 2015 -2 November 2015 218,75 7 0.82 0.0% 0.0% 0.0% 0.0% RCMT 2016 -3 November 2016 162,07 5 0.71 1.8% 0.0% 0.0% 0.0% RCMT 2018 -4 March 2018 165,00 0 1.00 0.0% 0.0% 0.0% 0.0% Float ing Rat e $243,79 7 RCMF 2017 -FL1 August 2017 243,79 7 0.69 0.0% 0.0% 0.0% 0.0% Freddie Mac $809,87 2 FRESB 2016 -SB11 January 2016 109,96 5 0.74 0.0% 0.0% 0.0% 0.0% FRESB 2016 -SB18 July 2 016 118,03 7 0.90 0.0% 0.0% 0.0% 0.0% FRESB 2017 -SB33 June 2 017 219,85 2 0.96 0.0% 0.0% 0.0% 0.0% FRESB 2018 -SB45 January 2018 362,01 8 1.00 0.0% 0.0% 0.0% 0.0% SBA $189,49 2 RCLT 2015-1 June 2 015 189,49 2 0.49 4.2% 2.9% 2.6% 0.7% Acquired - Non -performing $270,06 0 W VMT 2011 -SBC1 February 2011 130,71 0 0.02 7 6.9% 7.4% 7.4% N/A SCML 2015-SBC4 August 2015 139,35 0 0.31 1 7.2% 13.8% 11.9% N/A Acquired - P erforming $252,48 6 W VMT 2011 -SBC2 March 2011 97,55 7 0.28 3.4% 3.4% 2.9% 3.6% SCMT 2017-SBC6 August 2017 154,92 9 0.80 0.7% 0.2% 0.0% 0.0% Total l oan s e cu ri ti z a ti on s $2,493,46 1 SBC AND SBA LOAN SECURITIZATION PERFORMANCE

► 54% of our held-for-investment loan portfolio is floating rate ► 67% of our fixed rate loan portfolio is match funded ► a 100 basis point increase in LIBOR would increase annual pre-tax net interest income by approximately $0.07 per share(3) Annu al Net Interest Inco me Per Share (Pre-tax) $0.08 $0.07 $0.06 $0.05 $0.04 $0.03 $0.02 $0.01 $-25 basis point increase 50 basis p oint increase 75 basis p oint increase 100 basis p oint increase (2) Excludes loans held-for-sale, at fair value (1) As a percent of carrying value11 (3) Based on portfolio as of March 31, 2018 and assumes no future changes in the composition of the portfolio. PORTFOLIO - FIXED VS FLOATING INTEREST RATE SENSITIVITY INTEREST RATE RISK SENSITIVITY

Other, 0.7% Subordinated Mortgage, 1.9% California, 13.8% Texas, 11.9% Florida, 11.6% New York, Other, 49.8% First Mortgage, 97.4% Georgia, 6.0% 6.9% Physicians Offices, 16.2% Other, 15.0% Industrial, 7.9% Day Care Services, 11.7% Lodging, 10.7% SBA, 23.1% Other, 48.9% Office, 14.9% Multi-Family, 21.4% (3) Retail, 17.7% Eating Places, 5.5% Veterinarians, 7.0% (2) Excludes loans held-for-sale, at fair value (3) Average carrying value of Retail exposure is $1.5 million as of March 31, 2018 and December 31, 2017 (1) As a percent of unpaid principal balance12 SBA COLLATERAL TYPE (1)(2) COLLATERAL TYPE (1)(2) LIEN POSITION (1)(2) GEOGRAPHIC LOCATION (1)(2) LOAN PORTFOLIO COMPOSITION AS OF MARCH 31, 2018

Total Debt + Equity and an additional $50 million in April 2018: $154.9 $165.0 Funding Mix ► Since going public in Q4 2016, we continue to optimize our capital structure:  Issued $295 million in non-recourse debt through 3/31/18 -Convertible notes: 6 year notes, 7.0% coupon, $115 million -Senior secured notes: 5 year notes, 7.5% coupon -$75 million in February 2017; YTM of 7.5% -$65 million in June 2017; YTM of 6.75% -$40 million in January 2018, YTM of 6.5% -Senior notes: 3 year notes, 6.5% coupon, $50 million  Sponsored two securitizations in 2017 and one in Q1 2018 -$198.8 million of bonds issued, collateralized by $243.8 million of originated transitional loans -$139.4 million of bonds issued, collateralized by million of acquired SBC owner-occupied loans -$148.5 million of bonds issued, collateralized by million of originated fixed-rate SBC loans  Paid down recourse debt of approximately $300 million 13 CURRENT SOURCES OF FUNDING HISTORICAL CAPITAL STRUCTURE $1,964$1,923$2,012$2,038$2,193 Q1 2017 Q2 2017 Q3 2017 Q4 2017 Q1 2018 Common Equity Convertible senior notes Senior secured notes Credit facilities and repurchase agreements Securitized debt obligations 22% 21% 34% 29% 31% 43% 46% 31% 30% 26% 7% 7% 8% 7% 5% 5% 4% 5% 29% 28% 27% 28% 26% CAPITAL STRUCTURE

HISTORICAL LEVERAGE 3.5 3 2.5 2 1.5 1 0.5 0 2.9x 2.7x 2.4x 2.0x 1.9x 1.7x 1.6x 1.6x 1.2x 1.1x Q1 2017 Q2 2017 Q3 2017 Q4 2017 Q1 2018 RecourseTotal 14 3/31/2018 Total de bt-to-e quity ratio (in millions) Secured borrowings (warehous e credit facilities and borrowings under repo trans actions ) $ 657.2 Promis s ory note 5.9 Securitized debt obligations 679.9 Senior s ecured note 178.7 Convertible note 109.2 Total Debt $ 1,630.9 Total Stockholders ' Equity $ 561.8 Total debt-to-equity ratio 2.90 Total re cours e de bt-to-e quity ratio Total Debt $ 1,630.9 Les s : Securitized debt obligations (679.9) Total recours e debt $ 951.0 Total Stockholders ' Equity $ 561.8 Total recours e debt-to-equity ratio 1.69 FINANCING AND LEVERAGE

Loan Warehouse Facilities

Bank	Maturity	Rate	Facility Size (1)	Available Capacity (1)	Description
Borrowings under credit facilities					
JPMorgan	June '18	3M L + 3.25 to 3.50%	$ 250	$ 179	Borrowings are used to finance SBC and SBA loan acquisitions, and SBA loan originations.
Keybank	Feb '19	1M L + 1.75%	125	76	Borrowings are used to finance Freddie Mac SBC loan originations.
GMFS Credit Facilities	< 1 year	1M L + 2.13 to 2.50%	230	139	Borrowings are used to finance Residential Agency loan originations.
Total borrowings under credit facilities			$ 605	$ 394	
Borrowings under repurchase agreements					
Deutsche Bank	Feb '20	3M L + 2.30 to 2.80%	$ 275	$ 137	Borrowings are used to finance SBC loan originations and Transitional loan originations.
JPMorgan	Dec '20	3M L + 2.50 to 4.50%	200	152	Borrowings are used to finance SBC loan originations, Transitional loan originations, and SBC loan acquisitions.
Citibank	June '18	3M L + 2.50%	200	19	Borrowings are used to finance SBC loan originations and SBC loan acquisitions.
Total borrowings under repurchase agreements			$ 675	$ 308	
Total secured borrowings			$ 1,280	$ 702	
Senior Secured Notes	Feb '22	7.5%	$ 180	N/A	Long term financing used primarily to finance newly originated and acquired SBC and SBA loans
Convertible Notes	Aug '23	7.0%	115	N/A	Long term financing used primarily to finance newly originated and acquired SBC and SBA loans
Total			$ 1,575	$ 702	

(1) $ in millions

Sutherland Asset Management

15

Sutherland Snapshot ($ amounts in thousands, except per share data)

Investment Type	Avg. Carrying Value(1)	Gross Yield(2)	Avg. Debt Balance	Debt Cost(3)	Levered Yield
Loan Acquisitions	$463,492	12.5%	$401,383	5.8%	56.1%
SBC origination portfolio	$1,166,280	7.4%	$985,011	5.1%	20.1%
SBA Originations, Acquisitions & Servicing	$470,318	10.6%	$354,118	4.1%	30.4%
Total	$2,100,090	9.2%	$1,740,512	5.0%	29.6%

Book Equity Value Metrics

Common Stockholders' equity	$542,019
Common Stockholders' equity (adjusted)(5)	$539,961
Total Common Shares outstanding	31,996,440
Net Book value per Common Share	$16.94
Adjusted Net Book value per Common Share	$16.88

(5) Excludes the equity component of our 2017 convertible note issuance

Q1 2018 Earnings Data Metrics

Net income attributable to Sutherland Asset Management Corporation	$17,854
Earnings per share – Basic and diluted	$0.56
Core Earnings per Common Share	$0.47
Return on Equity per Common Share	13.1%
Core Return on Equity per Common Share	11.0%
Dividend yield	9.8%

Loan Portfolio Metrics (4)

% Fixed vs Floating Rate	45.8% / 54.2%
% Originated vs Acquired	56.8% / 43.2%
Weighted Average LTV- SBC	61%
Weighted Average LTV- SBA	78%
Weighted Average LTV- Acquired	50%

Servicing Portfolio Metrics

SBA servicing rights - UPB	$437,177
SBA servicing rights - carrying value	$16,318
Freddie Mac servicing rights - UPB	$676,928
Freddie Mac servicing rights - carrying value	$6,704
Residential servicing rights - UPB	$6,817,646
Residential servicing rights - carrying value	$81,591

SUTHERLAND Asset Management

(1) Average carrying value includes average quarterly carrying value of loan and servicing asset balances
(2) Gross yields include interest income, accretion of discount, MSR creation, income from our unconsolidated joint venture, realized gains (losses) on loans held for sale, unrealized gains (losses) on loans held for sale and servicing income net of interest expense and amortization of deferred financing costs on an annualized basis.
(3) Sutherland finances the assets included in the Investment Type through securitizations, repurchase agreements, warehouse facilities and bank credit facilities. Interest expense is calculated based on interest expense and deferred financing amortization for the quarter ended 3/31/2018 on an annualized basis.
(4) Excludes loans, held for sale, at fair value

16

APPENDIX

   Q1’18 earnings per share up $0.18, or 47%, compared to the previous quarter Adjusted net book value of $16.88 per common share as of March 31, 2018 17 $0.60 $0.50 $0.40 $0.30 $0.20 Q1 2017 Q2 2017 Q3 2017 Q4 2017 Q1 2018 Earnings Core earnings Dividends declared $0.56 $0.47 (1) $0.38 $0.38 $0.37 $0.37 $0.37 $0.37 $0.37 $0.37 $0.37 $0.34 $0.34 $0.33 $0.29 Per Share Trends PER SHARE FINANCIAL PERFORMANCE

Balance Sheet by Quarter

(In Thousands)	3/31/2017 [(1)]	6/30/2017 [(1)]	9/30/2017	12/31/2017	3/31/2018
Assets					
Cash and cash equivalents	$ 40,000	$ 63,931	$ 70,590	$ 63,425	$ 86,773
Restricted cash	19,772	17,563	16,057	11,666	13,964
Short-term investments	239,856	—	99,994	—	—
Loans, net	1,033,797	1,175,370	892,896	1,017,920	1,057,034
Loans, held for sale, at fair value	152,231	206,706	200,318	216,022	160,999
Mortgage backed securities, at fair value	31,365	43,877	41,371	39,922	47,181
Loans eligible for repurchase from Ginnie Mae	117,229	105,244	101,408	95,158	81,484
Investment in unconsolidated joint venture	—	—	—	55,369	50,229
Derivative instruments	4,351	4,187	4,131	4,725	5,022
Servicing rights	84,997	86,751	89,372	94,038	104,613
Receivable from third parties	111,221	106,562	6,756	6,756	11,064
Other assets	60,938	39,452	35,356	56,840	53,592
Assets of consolidated VIEs	631,765	597,277	944,894	861,662	968,999
Total Assets	**$ 2,527,522**	**$ 2,446,920**	**$ 2,503,143**	**$ 2,523,503**	**$ 2,640,954**
Liabilities					
Secured borrowings	899,274	837,131	522,767	631,286	657,233
Promissory note, net	7,046	6,773	6,494	6,107	5,883
Securitized debt obligations of consolidated VIEs, net	434,055	397,911	680,282	598,148	679,871
Convertible note, net	—	—	109,414	108,991	109,226
Senior secured note, net	73,390	138,311	138,074	138,078	178,688
Guaranteed loan financing	361,916	332,812	313,388	293,045	278,500
Contingent consideration	8,841	8,939	9,037	10,016	10,732
Liabilities for loans eligible for repurchase from Ginnie Mae	117,229	105,244	101,408	95,158	81,484
Derivative instruments	619	931	358	282	756
Dividends payable	12,162	12,289	12,289	12,289	12,335
Accounts payable and other accrued liabilities	63,130	53,768	54,579	74,636	64,490
Total Liabilities	**$ 1,977,662**	**$ 1,894,109**	**$ 1,948,090**	**$ 1,968,036**	**$ 2,079,198**
Stockholders' Equity					
Common stock	3	4	3	3	3
Additional paid-in capital	513,658	537,443	539,664	539,455	539,457
Retained earnings (Deficit)	(2,648)	(4,030)	(3,952)	(3,385)	2,559
Total Sutherland Asset Management Corporation equity	511,013	533,417	535,715	536,073	542,019
Non-controlling interests	38,847	19,394	19,338	19,394	19,737
Total Stockholders' Equity	**$ 549,860**	**$ 552,811**	**$ 555,053**	**$ 555,467**	**$ 561,756**
Total Liabilities and Stockholders' Equity	**$ 2,527,522**	**$ 2,446,920**	**$ 2,503,143**	**$ 2,523,503**	**$ 2,640,954**
Adjusted Book Value per Share [(2)]	**$ 16.73**	**$ 16.67**	**$ 16.68**	**$ 16.69**	**$ 16.88**

Sutherland Asset Management

(1) Certain balances have been reclassified to match current period presentation
(2) Excludes the equity component of our 2017 convertible note issuance.

18

Statement of Income by Quarter

(In Thousands, except share data)	Q1 2017 (1)	Q2 2017 (1)	Q3 2017	Q4 2017	Q1 2018
Interest income	$ 33,884	$ 33,248	$ 35,038	$ 36,135	$ 37,150
Interest expense	(16,441)	(17,230)	(19,908)	(21,067)	(22,666)
Net interest income before provision for loan losses	$ 17,443	$ 16,018	$ 15,130	$ 15,068	$ 14,484
Provision for loan losses	(1,232)	(159)	(466)	(506)	(167)
Net interest income after provision for loan losses	$ 16,211	$ 15,859	$ 14,664	$ 14,562	$ 14,317
Non-interest income					
Gains on residential mortgage banking activities, net of variable loan expenses	$ 10,510	$ 10,985	$ 10,735	$ 9,470	$ 11,734
Other income	839	1,588	1,853	3,130	1,334
Income on unconsolidated joint venture	—	—	—	1,048	5,739
Servicing income, net of amortization and impairment	4,442	5,631	6,134	6,787	6,410
Total non-interest income	$ 15,791	$ 18,204	$ 18,722	$ 20,435	$ 25,217
Non-interest expense					
Employee compensation and benefits	(13,464)	(13,451)	(13,715)	(14,409)	(15,320)
Allocated employee compensation and benefits from related party	(1,012)	(1,008)	(990)	(833)	(1,200)
Professional fees	(2,159)	(2,023)	(2,151)	(2,588)	(2,648)
Management fees – related party	(1,977)	(2,007)	(2,034)	(2,041)	(2,013)
Incentive fees – related party		—	—	—	(408)
Loan servicing expense	(1,513)	(2,611)	(3,388)	(2,811)	(4,093)
Other operating expenses	(5,534)	(6,206)	(7,447)	(7,752)	(8,011)
Total non-interest expense	$ (25,659)	$ (27,306)	$ (29,725)	$ (30,434)	$ (33,693)
Net realized gain on financial instruments	2,966	4,491	5,695	6,177	12,232
Net unrealized gain on financial instruments	1,282	974	2,678	2,066	3,008
Income before provision for income taxes (benefit)	$ 10,591	$ 12,222	$ 12,034	$ 12,806	$ 21,081
Provision for income taxes	(1,034)	(1,069)	340	(76)	(2,563)
Net income	$ 9,557	$ 11,153	$ 12,374	$ 12,730	$ 18,518
Less: Net income attributable to non-controlling interest	701	657	533	633	664
Net income attributable to Sutherland Asset Management Corporation	$ 8,856	$ 10,496	$ 11,841	$ 12,097	$ 17,854
Earnings per common share - basic	$ 0.29	$ 0.34	$ 0.37	$ 0.38	$ 0.56
Earnings per common share - diluted	$ 0.29	$ 0.34	$ 0.37	$ 0.38	$ 0.56
Weighted-average shares outstanding - Basic	30,549,806	30,768,900	32,026,494	32,031,494	32,036,504
Weighted-average shares outstanding - Diluted	30,549,806	30,769,332	32,028,980	32,034,610	32,045,844
Dividends declared per share of common stock	$ 0.37	$ 0.37	$ 0.37	$ 0.37	$ 0.37

(1) Certain balances have been reclassified to match current period presentation

Sutherland Asset Management

19

(In Th ou s ands ) Q 1 2017 Q 2 2017 Q 3 2017 Q 4 2017 Q 1 2018 Re con cilin g ite m s : Unrealized (gain) loss on mort gage servicing right s 1,120 1,671 1,728 47 (4,155) Rest rict ed st ock unit grant t o independent direct ors 290 — — — — C ore e arn i n gs be fore i n com e taxe s $ 11,082 $ 11,662 $ 13,908 $ 12,801 $ 14,442 C ore e arni ngs $ 10,860 $ 11,161 $ 12,871 $ 12,442 $ 15,489 C ore e arni ngs attri butabl e to C ommon Stockhol de rs $ 10,063 $ 10,503 $ 12,317 $ 11,824 $ 14,934 W e i gh te d ave rage com m on s h are s ou ts tan di n g 30,549,806 30,768,900 32,026,494 32,031,494 32,036,504 20 C ore e arni ngs pe r s h are $ 0.33 $ 0.34 $ 0.38 $ 0.37 $ 0.47 Less: Core earnings at t ribut able t o non-cont rolling int erest s $ 797 $ 657 $ 554 $ 619 $ 555 Income t ax adjust ment s (222) (501) (1,037) (359) 1,047 T ot al reconciling it ems $ 1,525 $ 509 $ 1,534 $ 71 $ (4,076) Merger t ransact ion cost s 70 — — — — Unrealized (gain) loss on mort gage-backed securit ies $ 45 $ (1,162) $ (194) $ 24 $ 79 Ne t In com e $ 9,557 $ 11,153 $ 12,374 $ 12,730 $ 18,518 CORE EARNINGS RECONCILIATION